UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

OMB APPROVAL

OMB Number:	3235-0030

Expires:	March 31, 2006

Estimated average burden
hours per response 2.64

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) 04/22/04

Smithtown Bancorp

(Exact name of registrant as specified in its charter)

New York	2-91511	11-2695037
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 East Main Street, Smithtown, New York 11787

(Address of principal executive offices)

Registrant’s telephone number, including area code 631-360-9300

SMITHTOWN BANCORP

FORM 8-K

SMITHTOWN BANCORP

INDEX

Item 1.	Changes in Control of Registrant – Not Applicable.
Item 2.	Acquisition or Disposition of Assets – Not Applicable.
Item 3.	Bankruptcy or Receivership – Not Applicable.
Item 4.	Changes in Registrant’s Certifying Accountant – Not Applicable.
Item 5.	Other Events and Regulation FD Disclosure
Item 6.	Resignations of Registrant’s Directors – Not Applicable.
Item 7.	Financial Statements and Exhibits – Not Applicable.
Item 8.	Change in Fiscal Year – Not Applicable.
Item 9.	Regulation FD Disclosure – Not Applicable.
Item 10.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics – Not Applicable.
Item 11.	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plan – Not Applicable.
Item 12.	Result of Operations and Financial Condition – Not Applicable. Exhibit 1. Smithtown Bancorp Press Release dated April 22, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SMITHTOWN BANCORP

/s/ BRADLEY E. ROCK

Bradley E. Rock, Chairman, President and Chief Executive Officer

April 22, 2004

/s/ ANITA M. FLOREK

Anita M. Florek, Executive Vice President, Treasurer and Chief Financial Officer